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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): December 29, 1997

                           AMERICA SERVICE GROUP INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

         0-19673                                       51-0332317
  (Commission File No.)                   (I.R.S. Employer Identification No.)


                         105 Westpark Drive, Suite 300
                           Brentwood, Tennessee 37027
                    (Address of Principal Executive Offices)

                                 (615) 373-3100
              (Registrant's Telephone Number, Including Area Code)


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Item 5.  Other Events

         America Service Group Inc. (the "Company") announced today (December 29, 1997) the adjournment until January 20, 1998, of its Special Meeting of Stockholders, which was scheduled to consider a merger between the Company and MedPartners, Inc. ("MedPartners"). The Special Meeting has been adjourned at the request of MedPartners and will be held on January 20, 1997 at 10:00 am at the office of Equitable Securities Corporation in downtown Nashville. As discussed below, on December 29, 1997, in connection with MedPartners' request to adjourn the meeting, MedPartners and the Company executed an amendment (the "Amended Merger Agreement") the Plan and Agreement of Merger, dated October 1, 1997 (the "Merger Agreement"), between them and a wholly owned subsidiary of MedPartners. Pursuant to the Merger Agreement, such subsidiary will be merged with and into the Company (the "Merger") and each share of Common Stock of the Company will be converted into and represent the right to receive 0.71 of a share of the common stock, par value $.001 per share, of MedPartners. The Merger is conditioned upon, among other things, approval by stockholders of the Company.

         In the Amended Merger Agreement, MedPartners confirmed that the Company has satisfied all its conditions to close the Merger. Accordingly, the Amended Merger Agreement eliminates the right of MedPartners to terminate the Merger Agreement due to the failure of any of those conditions and obligates MedPartners to reimburse the Company for certain expenses of the Company that result from the adjournment of its Special Meeting of Stockholders. The Amended Merger Agreement is attached as Exhibit 2.1 hereto and its terms are hereby incorporated herein by reference.

         On December 29, 1997, the Company issued a press release relating to the adjournment of its Special Meeting of Stockholders and the execution of the Amended Merger Agreement. A copy of the press release is attached hereto as
Exhibit 99.1 and is hereby incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

          (c)     Exhibits:

                  2.1 Amendment to Plan and Agreement of Merger, dated October 1, 1997, by and among America Service Group Inc., MedPartners, Inc. and ASG Merger Corporation, a wholly owned subsidiary of MedPartners, Inc.

                  99.1 Press Release of MedPartners, Inc. and America Service Group Inc., dated December 29, 1997.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            AMERICA SERVICE GROUP INC.

                                            /s/ Michael Catalano
                                            -----------------------------------
                                            By: Michael Catalano
                                                Executive Vice President and
                                                General Counsel


Dated: December 29, 1997